Exhibit 10.3

Execution Version

VOTING TRUST AGREEMENT

This voting trust agreement (the “Agreement) is made on February 13, 2017, between BTHC X, Inc. a corporation organized under the laws of Delaware (“Pubco”), George Syllantavos, in his capacity as the Pubco Representative under the Contribution Agreement (the “Pubco Representative”), Ramada Holdings, Inc., a company formed under the laws of the Marshall Islands, in its capacity under the Contribution Agreement as the “Pubco Majority Shareholder”, Stocksfield Limited, a company formed under the laws of England and Wales (“Stocksfield”), Lexalytics, Inc., a Massachusetts corporation (“Lex”, and together with Stocksfield, the “Contributors”), Mark Thompson, in his capacity as the “Contributor Representative,” and Securities Transfer Corporation, a Texas corporation having an address at 2901 N. Dallas Parkway, Suite 380, Plano Texas 75093, as the Trustee as set forth herein. Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Contribution Agreement.

A. As of December 31, 2016, (i) Pubco, (ii) George Syllantavos in his capacity as the Pubco Representative and in his individual capacity as the “Sponsor”, (iii) the Pubco Majority Shareholder, (iv) iOra Software Limited, a company formed under the laws of England and Wales (“iOra”), (v) Stocksfield, (vi) Lex, and (vii) Mark Thompson, in his capacity as the Contributor Representative, entered into that certain Contribution Agreement (as amended from time to time in accordance with the terms thereof, the “Contribution Agreement”), pursuant to which it is contemplated that upon the Closing, the Contributors will contribute their ordinary shares of iOra and the amount of $75,000 to Pubco, in exchange for 6,323,530 newly issued Pubco Convertible Preferred Shares and the right to receive up to 2,966,531 additional Pubco Convertible Preferred Shares (such additional Pubco Convertible Preferred Shares, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, all as equitably adjusted for stock splits, reverse stock splits, conversions, stock dividends, combinations, recapitalizations and the like after the date of this Agreement, the “Trust Shares”) and all Accrued Dividends and earnings thereon, upon the achievement of certain financial milestones as set forth in the Contribution Agreement. The ratios in which each Contributor is to receive Contribution Consideration is set forth in Exhibit C-1 below (for each Contributor, respectively, a “Contributor Pro Rata Share”);

B. In accordance with the Contribution Agreement, to ensure that the Trust Shares (and earnings thereon) are transferred and delivered to the Contributors to the extent the financial milestones are met as set forth in the Contribution Agreement, or are otherwise transferred and delivered to the pre-Closing shareholders of Pubco (the “Pre-Closing Pubco Shareholders”), the Trust Shares are being deposited into a trust account (the “Trust Account”) by Pubco, to be held by the Trustee as hereinafter provided. The schedule of all Pre-Closing Pubco Shareholders, their mailing addresses and their respective ownership percentages of Pubco prior to the Closing (such percentage for each Pre-Closing Pubco Shareholder, respectively, a “PCPS Pro-Rata Share”), are set forth on Exhibit C-2 below;

C. Pursuant to the Contribution Agreement (i) the Contributor Representative has been designated as each Contributors’ representative and agent to represent all of the Contributors, and to act on their behalf for purposes of this Agreement, and (ii) the Pubco Representative has been exclusively designated to act on behalf of the Pre-Closing Pubco Shareholders to take all necessary actions and make all decisions pursuant to this Agreement; and

D. The Trustee is willing to administer the Trust Shares and the Trust Account under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.          Appointment. Pubco, the Contributors, Pubco Representative and Contributor Representative hereby appoint Securities Transfer Corporation as their Trustee and escrow agent for the purposes set forth herein (the “Trustee”), and the Trustee hereby agrees to perform the duties of the Trustee under this Agreement. The services to be rendered by the Trustee under this Agreement will not begin until the Trustee has received the documentation necessary to establish the Trust Account on its books and has received the Trust Shares in accordance with this Agreement.

Section 2.          Issuance and Delivery of Trust Shares. Pursuant to Section 1.2 of the Contribution Agreement, upon the Closing, the Pubco Majority Shareholder has instructed Pubco to authorize the issuance of the Trust Shares to the Trustee. Upon the Closing, the Pubco Majority Shareholder shall cause Pubco to issue, and Pubco shall issue, the Trust Shares to the Trustee, together with stock certificates representing the Trust Shares issued in the name of the Trustee (“Trust Share Certificates”), and shall deposit such certificates with the Trustee, and shall take all other actions necessary or appropriate, or as reasonably requested by the Trustee or the Contributor Representative, to transfer the Trust Shares into the name of the Trustee and to record such transfer on the books and records of Pubco; provided, that Pubco may alternatively have the Trustee account for the Trust Shares in book entry form. Upon its receipt of the Trust Share Certificates for the Trust Shares (or otherwise upon confirming the issuance of the Trust Shares in book entry form), the Trustee shall send a written acknowledgement of its receipt to the Pubco Representative and the Contributor Representative. Each party hereto acknowledges that the certificates representing such Trust Shares will be legended to reflect the deposit of such Trust Shares under this Agreement and that such Trust Shares are subject to and may not be transferred other than in accordance with this Agreement; provided that the parties shall cause such legend to be removed upon transfer and disbursement of such Trust Shares in accordance with this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS AND RESTRICTIONS ON TRANSFER SET FORTH IN A VOTING TRUST AGREEMENT (THE “VOTING TRUST AGREEMENT”), DATED AS OF FEBRUARY 13, 2017, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), George Syllantavos, in his capacity as the Pubco Representative (or his successor), Ramada Holdings, Inc., a company formed under the laws of the Marshall Islands, as the “Pubco Majority Shareholder”, Stocksfield Limited, a company formed under the laws of England and Wales (“Stocksfield”), Lexalytics, Inc., a Massachusetts corporation (“Lex”, and together with Stocksfield, the “Contributors”), Mark Thompson, in his capacity as the “Contributor Representative,” (or his successor) and Securities Transfer Corporation, a Texas corporation having an address at 2901 N. Dallas Parkway, Suite 380, Plano Texas 75093, as the “Trustee”, AS AMENDED. UNTIL THE SHARES REPRESENTED BY THIS CERTIFICATE, TOGETHER WITH ALL OTHER SHARES DEPOSITED WITH THE TRUSTEE PURSUANT TO THE VOTING TRUST AGREEMENT (COLLECTIVELY, THE “TRUST SHARES”) HAVE BEEN TRANSFERRED AND DISBURSED IN ACCORDANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, THE CONTRIBUTOR REPRESENTATIVE HAS ALL RIGHTS TO VOTE THE TRUST SHARES AND CONSENT TO ACTIONS OF THE COMPANY WITH RESPECT TO THE TRUST SHARES. A COPY OF SUCH VOTING TRUST AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST. ”

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Section 3.          Maintenance of the Trust Shares and other Trust Property.

(a)       For purposes of this Agreement, the “Trust Property” means the Trust Shares, along with any Accrued Dividends (as defined in the Contribution Agreement) and any other income on the Trust Shares that is paid into the Trust Account.

(b)       During the term of this Agreement, the Trustee shall hold the Trust Property in the Trust Account and shall not sell, transfer, dispose of, lend or otherwise subject to a Lien, any of the Trust Property except until and to the extent that the Trust Property is disbursed in accordance with Section 4, or as the Contributor Representative and the Pubco Representative may otherwise agree in a writing executed by each of them. No part of the Trust Property may be withdrawn or disbursed except as expressly provided in this Agreement.

(c)       While the Trust Shares are held in the Trust Account, the Contributor Representative shall have the sole right to vote the all Trust Shares in any manner in the Contributor Representative’s sole discretion, on any and all matters on which any of the holders of common or preferred shares of Pubco are entitled to vote or consent or which is otherwise submitted to a vote or consent of the holders of any common or preferred shares of Pubco, and shall have all rights in respect of the Trust Shares to take part and consent to any corporate or shareholders’ action of Pubco of any kind whatsoever, including the right to vote for election of directors of Pubco and in favor of or in opposition to any resolution or proposed action of any character whatsoever which may be presented in any meeting or any written consent presented to or otherwise requiring the consent of any of the shareholders of Pubco. The Contributor Representative may with respect to the Trust Shares, in all matters, act either at a meeting or by a writing or writings with or without a meeting, and may vote the Trust Shares in person or by such persons as the Contributor Representative may select as his proxy. The parties agree that this Section 3(c) shall constitute and shall be construed as a grant by the Trustee to the Contributor Representative of an irrevocable proxy to vote the Trust Shares, coupled with an interest in the Trust Shares sufficient to make such proxy irrevocable. Such irrevocable proxy shall remain valid and enforceable until the Trust Shares have been disbursed in accordance with this Agreement.

(d)       If, prior to the termination of this Agreement, the outstanding common or preferred shares of Pubco shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, conversion, contribution or exchange of shares, the Trust Shares shall be correspondingly adjusted to provide the Contributor Representative and, upon transfer and distribution of the Trust Shares pursuant to this Agreement, to the Persons to whom such Trust Shares are so transferred and disbursed, the same rights and effect (including voting, economic and otherwise) as contemplated by this Agreement prior to such event.

Section 4.          Delivery of the Trust Property. The Trustee shall hold the Trust Property and shall transfer, assign and deliver the Trust Property (or the applicable partial amount thereof) to either the Contributors or the Pre-Closing Pubco Shareholders (as named on Schedule D-2), as applicable, in accordance with the following procedures:

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(a)       Earn-Out Payments.

(i)       If there is a Final Earn-Out Determination in accordance with the Contribution Agreement that the Contributors are entitled to receive a certain number of Trust Shares, then, within five (5) Business Days after the date of such Final Earn-Out Determination, the Pubco Representative shall execute and deliver to the Contributor Representative, and the Contributor Representative shall counter-sign and deliver to the Trustee, joint written instructions, in substantially the form attached as Exhibit B (which may be executed in counterparts, and with a fully executed copy simultaneously sent to each of the other parties hereto), instructing the Trustee to transfer, assign, release and distribute (a “Trust Distribution”) the Trust Property as follows (such joint written instructions, the “Joint Release Instructions”):

1.        to the Contributors, in accordance with each Contributor’s respective Contributor Pro Rata Share (as set forth on Exhibit C-1), the number of Trust Shares to which the Contributors are entitled in accordance with such Final Earn-Out Determination, together with the corresponding amount of any other Trust Property earned, accrued or otherwise to be paid thereon (such Trust Shares and Trust Property, collectively, the “Aggregate Contributor Trust Property”), provided that the Contributor Representative may, in its sole discretion and with regard to the Aggregate Contributor Trust Property only, on or before the date of its delivery of the Joint Release Instructions to the Trustee, deliver additional written instructions, signed by the Contributor Representative, instructing the Trustee to make the Trust Distribution of Aggregate Contributor Trust Property in different ratios than the Contributor Pro-Rata Shares (the “Contributor Distribution Instructions”); and

2.       any Trust Shares to which the Contributors are not entitled in accordance with the Final Earn-Out Determination, together with the corresponding pro rata amount of any other Trust Property earned, accrued or otherwise to be paid thereon (collectively, the “Remaining Trust Property”), to the Pre-Closing Pubco Shareholders in accordance with their respective PCPS Pro Rata Shares (as set forth on Exhibit C-2).

(b)       Promptly, but in any event within five (5) Business Days, after the date of the Trustee’s receipt of the Joint Release Instructions from the Contributor Representative or his Representative (the “Release Date”), the Trustee shall, in accordance with the Joint Release Instructions:

1.       make a Trust Distribution of the Aggregate Contributor Trust Property to the Contributors such that as of the Release Date (or promptly thereafter) each Contributor becomes the sole record and beneficial owner of its Contributor Pro Rata Share of such Aggregate Contributor Trust Property; provided that if the Contributor Representative timely provides Contributor Distribution Instructions to the Trustee, the Trustee shall distribute the Aggregate Contributor Trust Property in accordance with such Contributor Distribution Instructions; and, thereafter,

2.       make a Trust Distribution of the Remaining Trust Property, to the Pre-Closing Pubco Shareholders in accordance with their respective PCPS Pro Rata Shares, such that as of the Earn-Out Release Date, each such Pre-Closing Pubco Shareholder becomes the sole record and beneficial owner of its Pre-Closing Pro-Rata Share of such Remaining Trust Property.

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(c)       Any amount of Trust Property required to be transferred and/or delivered to the Contributors or the Pre-Closing Pubco Shareholders pursuant to this Section 4 shall be transferred and/or delivered by the Trustee pursuant to such delivery instructions as provided by the Contributor Representative with respect to the Contributors or, with respect to the Pre-Closing Pubco Shareholders, as provided by the Pubco Representative. The Trustee shall rely exclusively on instructions provided by the Contributor Representative (on behalf of the Contributors) and the Pubco Representative (on behalf of the Pre-Closing Pubco Shareholders) as to the amount and recipient of any distribution of Trust Property pursuant to this Section 4, or the relevant order of any court of competent jurisdiction or other award granted pursuant to other binding legal process (including any binding arbitration). The Trustee has no duty or responsibility to calculate any distribution or to confirm the accuracy of any transfer or distribution amount so instructed.

(d)       The Trustee shall have the right to deduct and withhold taxes from any payments to be made hereunder if such withholding is required by law and to request and receive any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from the Contributors or the Pre-Closing Pubco Shareholders, as applicable.

Section 5.          Duties.

(a)       The Trustee’s duties are entirely ministerial and not discretionary, and the Trustee will be under no duty or obligation to do or to omit the doing of any action with respect to the Trust Property, except to give notice, make disbursements, keep an accurate record of all transactions with respect to the Trust Property, hold the Trust Property in accordance with the terms of this Agreement and to comply with any other duties expressly set forth in this Agreement. Nothing contained herein shall be construed to create any obligation or liability whatsoever on the part of the Trustee to anyone other than the parties to this Agreement. There are no third party beneficiaries to this Agreement.

(b)       Neither the Trustee nor the Contributor Representative shall be disqualified by their respective roles under this Agreement, from dealing or contracting with Pubco either as vendor, purchaser, or otherwise, nor shall any transaction or contract of Pubco be void or voidable by reason of the fact that the Trustee or the Contributor Representative or any firm of which either of them is a member or any Person of which either of them is a shareholder, officer or director, is in any way interested in such transaction or contract; nor shall the Trustee nor the Contributor Representative be liable to account to the corporation or to any shareholder thereof for any profits realized by, from, or through any such transaction or contract by reason of the fact that the Trustee or the Contributor Representative, or any Person of which the voting trustee is a member, or any Person of which the Trustee or the Contributor Representative is a shareholder, officer or director, was interested in such transaction or contract.

Section 6.          Authorized Parties; Reliance. The parties hereby acknowledge and agree that the Contributor Representative has the sole and exclusive authorization to act on behalf of Pubco and the Contributors under this Agreement. The Contributor Representative and the Pubco Representative agree to provide, on Exhibit A (as it may be amended from time to time) to this Agreement, the names and specimen signatures of those persons who are authorized to issue notices and instructions to the Trustee and execute required documents under this Agreement. In the event that the Contributor Representative is replaced in accordance with the Contribution Agreement, Pubco and the Contributors shall promptly thereafter provide notice to the Trustee of the replacement Contributor Representative, who shall thereafter be fully authorized to act on behalf of Pubco and the Contributors under this Agreement, and shall provide any replacement authorized individuals to act on behalf of Pubco for purposes of Exhibit A. The Trustee may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee is entitled to rely on, and shall be fully protected in relying on, the instructions and notices from any one of the authorized signers, as identified on the attached Exhibit A (as it may be amended from time to time) to this Agreement, from each of Contributor Representative and the Pubco Representative, either acting alone, until such time as their authority is revoked in writing, or until successors have been appointed and identified by notice in the manner described in Section 12 below.

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Section 7.          Good Faith. The Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

Section 8.          Removal of Trustee. The Trustee may resign and be discharged from its duties or obligations hereunder by giving such notice in writing of such resignation specifying a date when such resignation is to take effect, which shall be not less than sixty (60) days after the date of the notice of such resignation, subject to the remaining provisions of this Section 8. Similarly, the Trustee may be removed and replaced following the giving of thirty (30) days’ notice to the Trustee executed by the Contributor Representative and the Pubco Representative. In either event, Contributor Representative and Pubco Representative shall agree upon a successor Trustee. Upon any such resignation or removal, the Trustee shall transfer and deliver to the successor Trustee all Trust Shares and other Trust Property together with any other duly executed instruments of assignment or transfer as necessary or appropriate to effect such transfer, such that such successor Trustee becomes the record holder and owner of such Trust Shares and holds the other Trust Property in such successor Trustee’s Trust Account (unless otherwise agreed upon by the Contributor Representative and Pubco Representative in writing) (collectively, the “Trustee Transfer Requirements”). If the Pubco Representative and Contributor are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of sixty (60) days following the date of resignation or thirty (30) days following the date of removal, the then-acting Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee or otherwise appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Notwithstanding the foregoing in the Section 8: (a) no change, resignation or removal of the Trustee shall become effective, and the Trustee shall remain the Trustee hereunder, until the Trustee Transfer Requirements have been fully satisfied and the successor Trustee has executed and delivered to the predecessor Trustee, Pubco, Contributor Representative and Pubco Representative an instrument accepting such appointment and accepting the transfer of the Trust Property and agreeing to the terms of this Agreement; and (b) the Trustee shall not resign or be removed as Trustee as long as the Trustee remains the transfer agent of Pubco.

Section 9.          Compensation. All fees and amounts to which the Trustee shall be entitled pursuant to this Agreement for the services to be rendered hereunder are set forth on Exhibit D. Pubco shall be responsible for paying pay all fees and expenses set forth on Exhibit D.

Section 10.        Indemnification. Pubco, on the one hand, and the Pubco Representative and Pubco Majority Shareholder (the Pubco Representative and Pubco Majority Shareholder referred to as the “PCPS Parties”), on the other hand, hereby agree to jointly and severally indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder. Notwithstanding the foregoing, each of Pubco on the one hand, and the PCPS Parties, on the other hand (the PCPS Parties on behalf of the Pre-Closing Pubco Shareholders), shall be responsible for one-half (1/2) of such indemnification obligations, and each of Pubco on the one hand and the PCPS Parties, on the other hand, shall have the right to seek contribution from the other to the extent that it pays for more than one-half (1/2) of such indemnification obligations.

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Section 11.          Disputes. If a controversy arises between the parties hereto as to whether or not or to whom the Trustee shall deliver all or any portion of the Trust Property or as to any other matter arising out of or relating to this Agreement or the Trust Property, the Trustee shall not be required to determine the same, shall not make any delivery of and shall retain the Trust Property in dispute without liability to anyone until the rights of the parties to the dispute shall have finally been determined by mutual written agreement of Pubco, the Contributors and the Pubco Representative, or by a final non-appealable judgment or order of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) but the Trustee shall be under no duty whatsoever to institute or defend any such proceedings. The Trustee shall be entitled to assume that no such controversy has arisen unless it has received notice of such controversy or conflicting written notices from the parties to this Agreement. Any disputes arising out of, related to, or in connection with, this Agreement between the Contributor Representative and the Pubco Representative, including a dispute arising from a party’s failure or refusal to sign a joint written notice hereunder, shall be determined in accordance with the provisions of the Contribution Agreement.

Section 12.          Notices. Except to the extent expressly set forth herein, all notices and communications hereunder shall be in writing and shall be deemed to be given if (a) delivered personally, (b) sent by facsimile or email (with affirmative confirmation of receipt), (c) sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (d) sent by registered or certified mail, return receipt requested, postage prepaid to the parties as follows:

If to the Pubco Representative, to: George Syllantavos 2 Argyrokastrou Street Voula 16673, Athens, Greece Fax: +30 210 8992896 Email: gs.nautilus@yahoo.com	with a copy to (which shall not constitute notice): Loeb & Loeb LLP 345 Park Avenue, New York, New York 10154 Fax: 212 937-3943 Email: gcaruso@loeb.com Attn: Giovanni Carouso

If to iOra, Stocksfield, the Contributor Representative or Pubco, then to:

Stocksfield Limited

FAO: Mark Thompson

First Floor

1-3 Chapel Street

Guildford GU1 3UH

United Kingdom

Email: mark.thompson@stocksfield.com

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Sarah Williams, Esq.

Email: Swilliams@egsllp.com

Fax: (212) 370-7889

If to Lexalytics, to: Lexalytics, Inc. 6th Floor, 320 Congress Street, Boston, MA 02210 Email: jeff.catlin@lexalytics.com Attn: Jeff Catlin

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or at such other address as any of the above may have furnished to the other parties in a notice duly given as provided herein. Any such notice or communication given in the manner specified in this Section 12 shall be deemed to have been given (i) on the date personally delivered or transmitted by facsimile or email (with affirmative confirmation of receipt), (ii) one (1) Business Day after the date sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (iii) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid.

Section 13.         Term. This Agreement shall terminate upon the earlier of (1) the final, proper and complete distribution of the Trust Property in accordance with the terms hereof, and (2) if the Pubco Representative and Contributor Representative provide the Trustee with joint written instructions stating that the Transactions contemplated by the Contribution Agreement are being unwound, the Trustee shall forfeit and cancel all Trust Shares, this Agreement shall terminate upon the forfeiture and cancellation thereof, and there shall be no liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease; provided further, that, in each case Pubco’s, and the PCPS Parties’ obligations under Section 10 hereof shall survive any termination of this Agreement.

Section 14.        Entire Agreement. The terms and provisions of this Agreement (including the Exhibits hereto, which are hereby incorporated by reference herein) constitute the entire agreement between the Trustee and the other parties hereto with respect to the subject matter hereof. The actions of the Trustee shall be governed solely by this Agreement.

Section 15.        Amendment; Waiver. This Agreement may be amended or modified only by a written instrument duly signed by the parties hereto, and any provision hereof may be waived only by a written instrument duly signed by the party against whom enforcement of such waiver is sought.

Section 16.         Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 17.         Further Assurances. From time to time on and after the date hereof, the parties hereto shall deliver or cause to be delivered to the Trustee such further documents and instruments and shall do and cause to be done such further acts as the Trustee shall reasonably request (it being understood that the Trustee shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

Section 18.         Accounting. In the event of the resignation or removal of the Trustee, upon the termination of this Agreement or upon demand at any time of the Contributor Representative and the Pubco Representative, the Trustee shall render to Contributor Representative, the Pubco Representative and the successor trustee (if any) an accounting (free of charge) in writing of the property constituting the Trust Property.

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Section 19.         Interpretation. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Exhibits attached hereto) and have contributed to its revision and (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) words of the masculine, feminine or neuter gender will include the masculine, neuter or feminine gender, and words in the singular number or in the plural number will each include, as applicable, the singular number or the plural number; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any law means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (iv) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein; (v) the term “or” means “and/or”; (vi) the words “herein, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (viii) any reference herein to “dollars” or “$” shall mean United States dollars; and (ix) reference to any Section or Exhibit means such Section hereof or Exhibit hereto.

Section 20.       Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto; provided, however, that:

(a)       if the Pubco Representative is replaced in accordance with the terms of the Contribution Agreement, the replacement Pubco Representative shall automatically become a party to this Agreement as if it were the original Pubco Representative hereunder upon providing (i) written notice to the Trustee and Contributor Representative of such replacement and accepting its rights and obligations under this Agreement and (ii) the Trustee with the documentation referenced in Section 25 hereof from such replacement Pubco Representative.

(b)       if the Contributor Representative is replaced in accordance with the terms of the Contribution Agreement, the replacement Contributor Representative shall automatically become a party to this Agreement as if it were the original Contributor Representative hereunder upon providing (i) written notice to the Trustee and Pubco Representative of such replacement and accepting its rights and obligations under this Agreement and (ii) the Trustee with the documentation referenced in Section 25 hereof from such replacement Contributor Representative.

(c)       This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 21.        Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a party hereunder.

Section 22.       Governing Law; Venue. The terms and provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to its conflict of law provisions; provided that the provisions of this Agreement related to the voting rights of the Contributor Representative, including, without limitation, the provisions of Section 3(c) above, shall be governed by the Laws of the state of Delaware. Subject to Section 11, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

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Section 23.         Waiver of Jury Trial. EACH PARTY HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 24.       Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 25.        U.S. Patriot Act. Pubco, the Contributor Representative and Pubco Representative agree to provide the Trustee with the information reasonably requested by the Trustee to verify and record Pubco’s, Contributor Representative’s and Pubco Representative’s respective identities pursuant to the Trustee’s procedures for compliance with the U.S. Patriot Act and any other applicable laws.

Section 26.        Representations of the Parties. Each of the parties hereto hereby represents and warrants that as of the date hereof: (a) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such actions have been duly and validly authorized by all necessary proceedings; and (b) this Agreement has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement of it.

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IN WITNESS WHEREOF, the Parties have caused this Voting Trust Agreement to be duly executed and delivered as a deed, as of the date first written above.

Executed as a deed by:

Trustee:

Securities Transfer Corporation

By:	/s/ Matthew Smith
Name:	Matthew Smith
Title:	Chief Operating Officer

[Signature Page of Trustee to Voting Trust Agreement]

IN WITNESS WHEREOF, the Parties have caused this Voting Trust Agreement to be duly executed and delivered as a deed, as of the date first written above.

Executed as a deed by:

Contributor:

Stocksfield Limited

By:	/s/ Mark Thompson
Name:	Mark Thompson
Title:	Director

acting by a director in the presence of:

[SIGNATURE OF WITNESS]

[NAME OF WITNESS]

[ADDRESS OF WITNESS]

[Signature Page of Stocksfield Limited to Voting Trust Agreement]

IN WITNESS WHEREOF, the Parties have caused this Voting Trust Agreement to be duly executed and delivered as a deed, as of the date first written above.

Executed as a deed by:

Contributor:

lexalytics, inc.

By:	/s/ Mark Thompson
Name:	Mark Thompson
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Voting Trust Agreement to be duly executed and delivered as a deed, as of the date first written above.

Executed as a deed by:

Contributor Representative:

MARK THOMPSON

in his capacity as the Contributor Representative hereunder:

By:	/s/ Mark Thompson
Name:	Mark Thompson
as Contributor Representative

[Signature Page of Contributor Representative to Voting Trust Agreement]

IN WITNESS WHEREOF, the Parties have caused this Voting Trust Agreement to be duly executed and delivered as a deed, as of the date first written above.

Executed as a deed by:

Pubco:

bthc x, inc.

By:	/s/ George Syllantavos
Name:	George Syllantavos
Title:	President and CEO

[Signature Page of BTHC X, Inc. to Voting Trust Agreement]

IN WITNESS WHEREOF, the Parties have caused this Voting Trust Agreement to be duly executed and delivered as a deed, as of the date first written above.

Executed as a deed by:

Pubco Representative:

George Syllantavos

in his capacity as the Pubco Representative hereunder:

By:	/s/ George Syllantavos
Name:	George Syllantavos
as Pubco Representative

[Signature Page of Pubco Representative to Voting Trust Agreement]

IN WITNESS WHEREOF, the Parties have caused this Voting Trust Agreement to be duly executed and delivered as a deed, as of the date first written above.

Executed as a deed by:

Pubco Majority Shareholder:

Ramada Holdings, Inc.

By:	/s/ George Syllantavos
Name:	George Syllantavos
Title:	President, CEO and Sole Director

[Signature Page of Pubco Majority Shareholder to Voting Trust Agreement]

EXHIBIT A

AUTHORIZED SIGNERS

Contributor Representative:

Individuals authorized by the Contributor Representative:

Name	Telephone Number	Specimen Signature

Mark Thompson

Pubco Representative:

Individuals authorized by the Pubco Representative:

Name	Telephone Number	Specimen Signature

George Syllantavos

EXHIBIT B

Form of Joint Release Instructions

[Insert date]

Re:       Joint Release Instructions for Release of Shares of BTHC X, Inc. held by Securities Transfer Corporation as Trustee

Trustee:

In accordance with the terms of the Contribution Agreement dated as of December 31, 2016, as amended, between BTHC X, Inc., the Contributors, the Pubco Representative, the Contributor Representative, and certain other parties thereto, and pursuant to the Voting Trust Agreement dated as of [—], as amended, between BTHC X, Inc., the Pubco Majority Shareholder, the Contributors, the Pubco Representative and the Contributor Representative, we, the Contributor Representative and Pubco Representative, hereby authorize you, the Trustee, to make a Trust Distribution of the Trust Property as follows:

1.           Make a Trust Distribution of ______________________ Trust Shares and all other Aggregate Contributor Trust Property to the Contributors, in accordance with the Contributor Distribution Instructions, or otherwise to each Contributor in accordance with its Contributor Pro Rata Share (set forth in Exhibit C-1 of the Voting Trust Agreement).

2.           If there is any Remaining Trust Property after the Trust Distribution set forth in Section 1 of these Joint Release Instructions, make a Trust Distribution of ______________________ Trust Shares and all other Remaining Trust Property to the Pre-Closing Pubco Shareholders in accordance with its PCPS Pro Rata Share (set forth in Exhibit C-1 of the Voting Trust Agreement).

Very truly yours,

Contributor Representative:

Signature:
Mark Thompson
as Contributor Representative

Pubco Representative:

Signature:
George Syllantavos
as Pubco Representative

Exhibit C-1

Contributor Pro Rata Shares

Contributor Name	Contributor Pro Rata Share
Stocksfield Limited	90%
Lexalytics Inc.	10%

Exhibit C-2

PCPS Pro Rata Shares

EXHIBIT D

FEE INFORMATION